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                                                                     EXHIBIT 5.1

                              VENTURE LAW GROUP,
                          A Professional Corporation
                              2800 Sand Hill Road
                             Menlo Park, CA 94025
                             (415) 854-4488 phone
                           (415) 854-1121 facsimile




                                 May 13, 1996

Xylan Corporation
26675 West Agoura Road
Calabasas, CA 91302

      Registration Statement on Form S-1
      ----------------------------------

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission (the "Commission") on May 13, 1996, (the "Registration Statement") of 2,800,000 shares of your Common Stock in connection with a public offering in the United States and Canada (of which up to 320,000 are to be sold by the Company and 2,480,000 are to be sold by selling shareholders of the Company) and 700,000 shares of your Common Stock in connection with a concurrent international offering (of which 80,000 shares are to be sold by the Company and 620,000 shares are to be sold by selling shareholders of the Company) (collectively, the "Shares"). The Shares include an over-allotment option to purchase 525,000 shares granted by the Company to the underwriters and are to be sold to the underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and, where appropriate, issuance of the Shares.

          It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when, issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                        Very truly yours,
                                        VENTURE LAW GROUP